EXHIBIT (99)(a)

NEWS RELEASE

July 26, 2010
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported net earnings of $864,000 or $0.16 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the three months ended June 30, 2010 as compared to $1.4 million, or $0.25 basic and diluted net earnings per share, for the same period one year ago.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the three months ended June 30, 2010 were $515,000, or $0.09 basic and diluted net earnings per common share as compared to $1.0 million, or $0.18 basic and diluted net earnings per common share, for the same period one year ago.  Tony W. Wolfe, President and Chief Executive Officer, attributed the decrease in second quarter earnings to an increase in provision for loan losses and a decrease in non-interest income, which were partially offset by a decrease in non-interest expense. Mr. Wolfe pointed out that net earnings from recurring operations for the three months ended June 30, 2010 were $678,000, or $0.12 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to second quarter 2009 net earnings from recurring operations of $526,000, or $0.09 basic and diluted net earnings per share.  This increase in recurring earnings reflects the Company’s efforts to control interest and non-interest expenses, which have offset the increase in the provision for loss on loans.

Year-to-date net earnings as of June 30, 2010 were $1.7 million, or $0.31 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to $2.0 million, or $0.36 basic and diluted net earnings per share, for the same period one year ago.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the six months ended June 30, 2010 were $1.0 million, or $0.19 basic and diluted net earnings per common share as compared to $1.4 million, or $0.26 basic and diluted net earnings per common share, for the same period one year ago.  The decrease in year-to-date earnings is primarily attributable to an increase in provision for loan losses and a decrease in non-interest income, which were partially offset by an increase in net interest income and a decrease in non-interest expense as discussed below.  Net earnings from recurring operations for the six months ended June 30, 2010 were $1.7 million, or $0.31 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to net earnings from recurring operations of $1.4 million, or $0.26 basic and diluted net earnings per share, for the same period one year ago.

Net interest income was $8.2 million for the three-month period ended June 30, 2010 and the three month period ended June 30, 2009.  Net interest income after the provision for loan losses decreased 16% to $5.0 million during the second quarter of 2010, compared to $5.9 million for the same period one year ago.  The provision for loan losses for the three months ended June 30, 2010 was $3.2 million as compared to $2.3 million for the same period one year ago, primarily attributable to a $9.4 million increase in non-accrual loans from June 30, 2009 to June 30, 2010 and a $1.9 million increase in net charge-offs during second quarter 2010 compared to second quarter 2009.

Recurring non-interest income amounted to $2.9 million for the three months ended June 30, 2010 and the three months ended June 30, 2009.  Net non-recurring gains of $236,000 for the three months ended June 30, 2010 included a $246,000 gain on the sale of securities combined with $90,000 net gains on the disposition of assets, which were partially offset by a $100,000 write-down on an investment.  Management determined the market value of this investment had decreased significantly and was not a temporary impairment, therefore a write-down was appropriate during the second quarter of 2010.  Net non-recurring gains of $1.4 million for the three months ended June 30, 2009 included a $1.8 million gain on sale of securities, which was partially offset by the write-down of two investments totaling $397,000.

Non-interest expense decreased 11% to $7.1 million for the three months ended June 30, 2010, as compared to $8.0 million for the same period last year.  The decrease in non-interest expense included: (1) a decrease of $622,000 or 15% in salaries and benefits expense primarily due a $345,000 decrease in incentive expense and a $161,000 decrease in salary expense and (2) a decrease of $300,000 or 11% in non-interest expenses other than salary, employee benefits and occupancy expenses primarily due to a decrease of $238,000 in debit card expense.

Year-to-date net interest income as of June 30, 2010 increased to $16.3 million compared to $16.1 million for the same period one year ago.   This increase is primarily attributable to a reduction in interest expense due to a decrease in the cost of funds for time deposits.   Net interest income after the provision for loan losses decreased 11% to $10.7 million for the six months ended June 30, 2010, compared to $12.1 million for the same period one year ago.  The provision for loan losses for the six months ended June 30, 2010 was $5.6 million as compared to $4.0 million for the same period one year ago, primarily attributable to an increase in non-performing assets and a $2.2 million increase in net charge-offs during the six months ended June 30, 2010 compared to the same period last year.  Net charge-offs during the six months ended June 30, 2010 included $1.2 million on construction and acquisition and development loans, $1.2 million on mortgage loans and $1.6 million on non-real estate loans, which included $1.3 million on commercial loans.

Recurring non-interest income increased 3% to $5.7 million for the six months ended June 30, 2010, as compared to $5.5 million for the same period one year ago primarily due to a $242,000 increase in service charges and fees resulting from growth in the deposit base coupled with normal pricing changes.  Net non-recurring gains of $54,000 for the six months ended June 30, 2010 included a $268,000 gain on sale of securities, which was partially offset by a $100,000 write-down on an investment.  This $168,000 net gain on the sale and write-down of securities for the six months ended June 30, 2010 was partially offset by a $114,000 net loss on the disposition of assets.  Net non-recurring gains of $912,000 for the six months ended June 30, 2009 included a $1.8 million gain on sale of securities, which was partially offset by write-downs of two securities totaling $645,000.  The $1.2 million net gain on the sale and write-down of securities for the six months ended June 30, 2009 was partially offset by a $239,000 loss on the disposition of assets.

Non-interest expense decreased 7% to $14.2 million for the six months ended June 30, 2010, as compared to $15.3 million for the same period last year. The decrease in non-interest expense included: (1) a decrease of $682,000 or 9% in salaries and benefits expense primarily due a $207,000 decrease in incentive expense and a $211,000 decrease in salary expense and (2) a net decrease of $389,000 or 8% in non-interest expenses other than salary, employee benefits and occupancy expenses primarily due to a decrease of $402,000 in debit card expense.

Total assets as of June 30, 2010 amounted to $1.1 billion, an increase of 7% compared to total assets of $1.0 billion at June 30, 2009.  This increase is primarily attributable to an increase in investment securities available for sale.  Available for sale securities increased 36% to $245.6 million as of June 30, 2010 compared to $180.5 million as of June 30, 2009.  This increase reflects the investment of additional funds received from growth in deposits and a decrease in loans.  Total loans amounted to $751.5 million as of June 30, 2010 compared to $778.2 million as of June 30, 2009.  This decrease reflects a decline in loan originations combined with continuing payments on existing loans.

Non-performing assets increased 27% to $36.6 million or 3.36% of total assets at June 30, 2010, compared to $28.8 million or 2.74% of total assets at December 31, 2009 primarily due to a $9.1 million increase in non-accrual loans.  Non-performing assets amounted to $25.4 million or 2.50% of total assets at June 30, 2009.  Non-performing loans include $13.6 million in construction and acquisition and development loans, $16.7 million in commercial and residential mortgage loans and $2.1 million in other loans at June 30, 2010 as compared to $4.8 million in construction and acquisition and development loans, $18.3 million in commercial and residential mortgage loans and $1.7 million in other loans as of December 31, 2009.  The allowance for loan losses at June 30, 2010 amounted to $17.0 million or 2.26% of total loans compared to $13.3 million or 1.71% of total loans at June 30, 2009.

Deposits amounted to $849.2 million as of June 30, 2010, representing an increase of 11% over deposits of $767.4 million at June 30, 2009.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposits of denominations less than $100,000, increased $68.5 million or 13% to $596.7 million at June 30, 2010 as compared to $528.2 million at June 30, 2009.  Certificates of deposit in amounts greater than $100,000 or more totaled $246.3 million at June 30, 2010 as compared to $236.9 million at June 30, 2009.  This increase is primarily due to a $7.7 million increase in certificates of deposit issued through the Certificate of Deposit Account Registry Service (CDARS) as of June 30, 2010 compared to June 30, 2009.

Securities sold under agreement to repurchase amounted to $40.9 million at June 30, 2010 as compared to $36.8 million at June 30, 2009.

Shareholders’ equity was $101.4 million, or 9.32% of total assets, at June 30, 2010 as compared to $98.5 million, or 9.69% of total assets, at June 30, 2009.

Peoples Bank operates 22 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2009.

CONSOLIDATED BALANCE SHEETS
June 30, 2010, December 31, 2009 and June 30, 2009
(Dollars in thousands)

	June 30, 2010	December 31, 2009	June 30, 2009
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$51,568	$29,633	$22,208
Interest bearing deposits	2,142	1,707	1,428
Cash and cash equivalents	53,710	31,340	23,636

Certificates of deposits	1,407	3,345	-

Investment securities available for sale	245,556	195,115	180,493
Other investments	6,345	6,346	5,935
Total securities	251,901	201,461	186,428

Mortgage loans held for sale	1,856	2,840	2,717

Loans	751,505	778,056	778,220
Less: Allowance for loan losses	(16,981)	(15,413)	(13,290)
Net loans	734,524	762,643	764,930

Premises and equipment, net	17,235	17,947	17,704
Cash surrender value of life insurance	7,410	7,282	7,151
Accrued interest receivable and other assets	19,750	21,636	13,583
Total assets	$1,087,793	$1,048,494	$1,016,149

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$119,332	$117,636	$111,582
NOW, MMDA & Savings	323,184	290,273	244,556
Time, $100,000 or more	246,279	233,142	236,856
Other time	160,442	168,292	174,361
Total deposits	849,237	809,343	767,355

Demand notes payable to U.S. Treasury	323	636	1,474
Securities sold under agreement to repurchase	40,903	36,876	36,768
Short-term Federal Reserve Bank borrowings	-	-	7,500
FHLB borrowings	70,000	77,000	77,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	5,318	4,797	6,974
Total liabilities	986,400	949,271	917,690

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
25,054 shares in 2010 and 2009	24,546	24,476	24,406
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,539,056 shares in 2010 and 2009	48,269	48,269	48,269
Retained earnings	24,394	23,573	23,479
Accumulated other comprehensive income	4,184	2,905	2,305
Total shareholders' equity	101,393	99,223	98,459

Total liabilities and shareholders' equity	$1,087,793	$1,048,494	$1,016,149

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2010 and 2009
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$10,162	$10,875	$20,253	$21,941
Interest on federal funds sold	-	-	-	1
Interest on investment securities:
U.S. Government sponsored enterprises	1,196	1,326	2,601	2,562
States and political subdivisions	460	288	862	541
Other	61	34	93	59
Total interest income	11,879	12,523	23,809	25,104

INTEREST EXPENSE:
NOW, MMDA & savings deposits	911	686	1,777	1,277
Time deposits	1,746	2,485	3,622	5,456
FHLB borrowings	813	901	1,702	1,755
Junior subordinated debentures	101	148	198	329
Other	111	104	208	209
Total interest expense	3,682	4,324	7,507	9,026

NET INTEREST INCOME	8,197	8,199	16,302	16,078
PROVISION FOR LOAN LOSSES	3,179	2,251	5,561	4,017
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,018	5,948	10,741	12,061

NON-INTEREST INCOME:
Service charges	1,441	1,356	2,760	2,583
Other service charges and fees	559	503	1,161	1,096
Gain (loss) on sale and write-down of securities	146	1,399	168	1,151
Mortgage banking income	91	311	247	504
Insurance and brokerage commission	93	96	191	199
Miscellaneous	800	586	1,213	904
Total non-interest income	3,130	4,251	5,740	6,437

NON-INTEREST EXPENSES:
Salaries and employee benefits	3,433	4,056	6,953	7,635
Occupancy	1,301	1,278	2,652	2,633
Other	2,323	2,622	4,641	5,030
Total non-interest expense	7,057	7,956	14,246	15,298

EARNINGS BEFORE INCOME TAXES	1,091	2,243	2,235	3,200
INCOME TAXES	227	883	496	1,215

NET EARNINGS	864	1,360	1,739	1,985

Dividends and accretion on preferred stock	349	349	697	550

NET EARNINGS AVAILABLE TO
COMMON SHAREHOLDERS	$515	$1,011	$1,042	$1,435

PER COMMON SHARE AMOUNTS
Basic net earnings	$0.09	$0.18	$0.19	$0.26
Diluted net earnings	$0.09	$0.18	$0.19	$0.26
Cash dividends	$0.02	$0.07	$0.04	$0.17
Book value	$13.78	$13.39	$13.78	$13.39

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2010 and 2009
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$209,596	$149,677	$200,474	$141,288
Loans	761,587	779,733	768,888	779,915
Earning assets	994,350	952,552	987,339	937,996
Assets	1,083,262	1,007,690	1,071,648	992,842
Deposits	844,385	759,215	832,695	749,718
Shareholders' equity	101,230	100,517	101,288	101,588

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.44%	3.55%	3.45%	3.56%
Return of average assets	0.32%	0.54%	0.33%	0.40%
Return on average shareholders' equity	3.42%	5.42%	3.46%	3.94%
Shareholders' equity to total assets (period end)	9.32%	9.69%	9.32%	9.69%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$16,756	$12,064	$15,413	$11,026
Provision for loan losses	3,179	2,251	5,561	4,017
Charge-offs	(3,122)	(1,104)	(4,254)	(2,056)
Recoveries	168	79	261	303
Balance, end of period	$16,981	$13,290	$16,981	$13,290

ASSET QUALITY:
Non-accrual loans			$31,938	$22,538
90 days past due and still accruing			453	916
Other real estate owned			4,208	1,972
Total non-performing assets			$36,599	$25,426
Non-performing assets to total assets			3.36%	2.50%
Allowance for loan losses to non-performing assets			46.40%	52.27%
Allowance for loan losses to total loans			2.26%	1.71%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade*
	6/30/2010	6/30/2009
Risk Grade 1 (excellent quality)	3.45%	3.74%
Risk Grade 2 (high quality)	16.26%	16.58%
Risk Grade 3 (good quality)	50.15%	59.87%
Risk Grade 4 (management attention)	17.86%	11.81%
Risk Grade 5 (watch)	6.04%	3.90%
Risk Grade 6 (substandard)	1.93%	1.19%
Risk Grade 7 (low substandard)	0.00%	0.00%
Risk Grade 8 (doubtful)	0.00%	0.00%
Risk Grade 9 (loss)	0.00%	0.00%

*Excludes non-accrual loans

At June 30, 2010 there were eleven relationships exceeding $1.0 million (which totaled $20.4 million) in the Watch risk grade, seven relationships exceeding $1.0 million in the Substandard risk grade (which totaled $15.4 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade. These customers continue to meet payment requirements in accordance with the terms of the promissory notes on these loans.

(END)